UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): August 7, 2008
ITT Corporation
(Exact name of registrant as specified in its charter)

Indiana	1-5672	13-5158950
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)

1133 Westchester Ave.
White Plains, New York	10604
(Address of principal	(Zip Code)
executive offices)
Registrant’s telephone number, including area code: (914) 641-2000
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (See General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Not Applicable
(Former name or former address, if changed since last report)

TABLE OF CONTENTS

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers
Item 9.01. Financial Statements and Exhibits
SIGNATURE
EX-99.1: PRESS RELEASE
Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On August 7, 2008, the Board of Directors of ITT Corporation, (the “Company”), upon recommendation of the Nominating and Corporate Governance Committee of the Board, voted to appoint General Paul J. Kern, President and Chief Operating Officer of AM General, LLC and senior counselor at The Cohen Group, as a new director, effective August 7, 2008. Previously, General Kern was a director of EDO Corporation, which was acquired by the Company on December 20, 2007. Following the effective time of the acquisition, all shares of EDO Corporation common stock held by General Kern were converted into the per share consideration, as provided in that transaction for all EDO shares.
General Kern will serve until the next election of directors at the Company’s 2009 annual meeting of stockholders. General Kern was named to the Nominating and Governance and Strategy and Finance Committees of the Board. General Kern has joined the Company’s Board as an independent director. There is no arrangement or understanding between General Kern and any other person pursuant to which General Kern was appointed as a director of the Company, and there are no related party transactions between General Kern and the Company.
General Kern will be eligible to participate in all non-management Director compensation plans available to the Company’s other independent directors, on a pro-rata basis, effective with the Board of Directors’ August 2008 meeting.
On August 7, 2008, the Company issued a press release announcing the appointment of General Kern as a new director. A copy of the press release is attached as Exhibit 99.1 hereto.
Item 9.01. Financial Statements and Exhibits
(d) Exhibits
99.1	Press release dated August 7, 2008

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ITT CORPORATION

By:	/s/ Kathleen S. Stolar Kathleen S. Stolar

Its:	Vice President, Secretary and Associate General Counsel
Date: August 7, 2008

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